Exhibit (h)(ii)

Amendment No. 1

To

Transfer Agency And Services Agreement

This Amendment No. 1 To Transfer Agency And Services Agreement, dated as of September 1, 2014 (“Amendment No. 1”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each Portfolio (as that term is defined in the Transfer Agency And Services Agreement, dated as of December 19, 2013 (“Current Agreement”), between BNYM and the investment companies listed on Schedule A thereto). Unless otherwise defined herein, all defined terms have the same meaning as the Current Agreement.

Background

The parties to the Current Agreement wish to amend the Current Agreement as set forth in this Amendment No. 1 in order to exclude certain shares of each Portfolio from the Current Agreement so that they may be cleared and settled through Boston Financial Data Services, Inc..

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modification to Current Agreement. The Current Agreement is hereby amended as follows:

(a) New Sections 1.1(t) and 1.1(u) are added which read in their entirety as follows:

(t) “Intermediary Fund” is a fund listed as an “Intermediary Fund” on Schedule F to the Agreement, as it may be amended from time to time.

(u) “Intermediary Shares” are shares of an Intermediary Fund owned or held by a broker-dealer listed as an “Intermediary Broker-Dealer” on Schedule F to the Agreement, as it may be amended from time to time, that are cleared and settled through Boston Financial Data Services, Inc.

(b) A new Section 2.2 is added which reads in its entirety as follows:

2.2 Notwithstanding Section 2.1 or any other provision of the Agreement, each Fund hereby excludes the Intermediary Shares from the appointment made in Section 2.1 and from the Agreement. The Intermediary Shares are not considered Shares for the purposes of this Agreement and are not subject to this Agreement. BNYM shall have no duties or responsibilities with regard to the Intermediary Shares and shall perform all activities contemplated by this Agreement without regard to or in any way taking into account the Intermediary Shares.

(c) A new Schedule F is added which reads in its entirety as set forth in the Schedule F attached to Amendment No. 1 To Transfer Agency And Services Agreement, dated as of December 19, 2013, by and between BNYM and the Portfolios.

2. Remainder of Current Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Current Agreement shall remain in full force and effect.

A-1

3. Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

4. Facsimile Signatures; Counterparts. This Amendment No. 1 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 1 or of executed signature pages to this Amendment No. 1 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Christopher Healy, Managing Director

On behalf of each Portfolio listed on Schedule A to that certain Transfer Agency And Services Agreement, dated as of December 19, 2013, between BNYM and the undersigneds, each of which is acting on its own behalf and not on behalf of any other Portfolio

LEGG MASON PARTNERS EQUITY TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS INCOME TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS INSTITUTIONAL TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS MONEY MARKET TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON INVESTMENT TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON TAX-FREE INCOME FUND

By:	/s/ Kenneth D. Fuller

WESTERN ASSET FUNDS, INC.

By:	/s/ Kenneth D. Fuller

And the Funds’ Distributor Only with Respect to the Services

Provided Under Section 8 of Schedule B:

LEGG MASON INVESTOR SERVICES LLC

By:	/s/ Jeremiah O’Shea

Schedule F

(Dated: December 19, 2013)

Intermediary Funds and Intermediary Broker-Dealers

This Schedule F is Schedule F to that certain Transfer Agency And Services Agreement, dated as of December 19, 2013, by and between BNY Mellon Investment Servicing (US) Inc. and the investment companies and Portfolios listed on Schedule A to such Agreement (which are sponsored by the affiliates of Legg Mason, Inc.).

1.	Intermediary Funds.

Name	CUSIP
Western Asset Connecticut Municipal Money Market Fund - Class I	52470R508
Western Asset Connecticut Municipal Money Market Fund - Class A	52470R409
Western Asset Government Reserves - Class A	52470R847
Western Asset Liquid Reserves - Class A	52470R441
Western Asset Tax Free Reserves - Class A	52470R615
Western Asset California Tax Free Money Market Fund - Class A	52470R573
Western Asset New York Tax Free Money Market Fund - Class A	52470R565

2.	Intermediary Broker-Dealers.

Name
Citigroup Global Markets Inc.
Pershing LLC
Morgan Stanley Capital Services LLC
Fiduciary Trust Company International